UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 6, 2012

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

William A. Scari, Jr.
Pepper Hamilton LLP
400 Berwyn Park
899 Cassatt Road
Berwyn, PA 19312-1183
Phone: (610) 640-7800
Fax: (610) 640-7835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2012, TechPrecision Corporation (the “Company”), through its wholly owned subsidiary, Ranor, Inc. (“Ranor”) executed an Eleventh Amendment (the “Amendment”) to the Loan and Security Agreement, dated February 24, 2006, between Sovereign Bank (the “Bank”) and Ranor (as so amended, the “Loan Agreement”).

Under the Amendment, the Company’s failure to comply with financial covenants related to the fixed charge coverage ratio and the interest coverage ratio (collectively referred to herein as the “Coverage Ratio Covenants”) for the fiscal quarter ended March 31, 2012 was waived by the Bank and the Bank waived the need to comply with the Coverage Ratio Covenants for the fiscal quarters ending June 30, 2012 and September 30, 2012.  The Company will now be expected to be  in compliance with all financial covenants starting with the fiscal quarter ending December 31, 2012.  The requirements and testing periods of the Coverage Ratio Covenants will be modified upon resumption of the Company’s need to comply with such covenants at December 31, 2012.

In addition to the suspension and modification of the Coverage Ratio Covenants, a financial covenant related to leverage at the Company will be modified and a new covenant related to the Company’s earnings will be put in place for the quarter ending September 30, 2012.  The Company also agreed to maintain an escrow of $840,000, which amount is equal to two quarters’ worth of debt service payments under the Loan Agreement, until the Company returns to compliance with all financial covenants.  The earliest this could occur is December 31, 2012, the first date the Company will again be subject to all of the financial covenants in the Loan Agreement.

In addition to the financial covenant modifications, the Bank agreed to extend the term of the revolving debt facility under the Loan Agreement to January 31, 2013. Prior to the Amendment, the revolving debt facility was due to expire on July 31, 2012

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

In addition to the Loan Agreement, the Company, Ranor and the Bank are also parties to the Mortgage Loan and Security Agreement dated December 1, 2010 (“MLSA”) and Ranor and the Bank are parties to an International Swap and Derivatives Association, Inc. 2002 Master Agreement dated December 30, 2010 (“ISDA Master Agreement”).  Both the MLSA and the ISDA Master Agreement were entered into in connection with a tax-exempt bond financing undertaken by the Company to finance expansion of facilities at Ranor.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Eleventh Amendment to Loan Agreement dated July 6, 2012 by and between Ranor, Inc. and Sovereign Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2012	By: /s/ Richard Fitzgerald Name: Richard Fitzgerald Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Eleventh Amendment to Loan Agreement dated July 6, 2012 by and between Ranor, Inc. and Sovereign Bank, N.A.